EXHIBIT 99.1

Align Technology Announces First Quarter Fiscal 2011 Results

  Q1 net revenues of $104.9 million increased 16.4% year-over-year
  Q1 GAAP diluted EPS was $0.20 and Q1 Non-GAAP diluted EPS was $0.21
  Q1 record case shipments of 71.4 thousand increased 12.2% year-over-year

SAN JOSE, Calif., April 20, 2011 (GLOBE NEWSWIRE) -- Align Technology, Inc. (Nasdaq:ALGN) today reported financial results for the first quarter of fiscal 2011 ended March 31, 2011.

Total net revenues for the first quarter of fiscal 2011 (Q1 11) were $104.9 million compared to $92.9 million reported in the fourth quarter of 2010 (Q4 10) and compared to $90.1 million reported in the first quarter of 2010 (Q1 10). Invisalign case shipments for Q1 11 were a record 71.4 thousand, compared to 63.5 thousand in Q4 10 and compared to 63.6 thousand in Q1 10.

Gross margin for Q1 11 was 78.4%, compared to 77.2% in Q4 10 and 77.4% in Q1 10. The sequential increase in gross margin primarily reflects higher case volume.

Net profit for Q1 11 was $15.8 million, or $0.20 per diluted share. This is compared to net profit of $9.9 million, or $0.13 per diluted share in Q4 10 and net profit of $14.9 million, or $0.19 per diluted share in Q1 10. Q1 11 net profit includes pre-tax Cadent acquisition-related transaction costs of $1.5 million. Q4 10 net profit includes pre-tax litigation settlement costs of $1.2 million related to the settlement of the Leiszler class action lawsuit and Q1 10 net profit includes pre-tax Ormco royalties of $827 thousand.

"I'm pleased to report strong first quarter results with revenue, case shipments, and EPS above the high end of our guidance," said Thomas M. Prescott, Align president and CEO. "The strength we saw in the business toward the end of 2010 continued throughout the first quarter of 2011, particularly for North American Orthodontists. This positive trend reflects increased patient traffic in our customers' offices, along with renewed interest in high-value procedures like Invisalign. In addition, we had good execution in the business and were able to achieve traction from the new Advantage Rebate program and success with practice development programs that help customers build sustainable practice growth."

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit and non-GAAP earnings per share. Detailed reconciliations between GAAP and non-GAAP information are contained in the tables following the financial tables of this release.

Non-GAAP net profit for Q1 11 was $16.9 million, or $0.21 per diluted share. This is compared to non-GAAP net profit of $11.0 million, or $0.14 per diluted share in Q4 10 and non-GAAP net profit of $15.5 million, or $0.20 per diluted share in Q1 10.

Q1 11 Operating Results

Key GAAP Operating Results	Q1 11	Q4 10	Q1 10
Gross Margin	78.4%	77.2%	77.4%
Operating Expense	$61.2M	$57.0M	$49.0M
Operating Margin	20.0%	15.9%	23.0%
Net Profit	$15.8M	$9.9M	$14.9M
Earnings Per Diluted Share (EPS)	$0.20	$0.13	$0.19

Key Non-GAAP Operating Results	Q1 11	Q4 10	Q1 10
Non-GAAP Gross Margin	78.4%	77.2%	78.3%
Non-GAAP Operating Expense	$59.7M	$55.7M	$49.0M
Non-GAAP Operating Margin	21.5%	17.2%	23.9%
Non-GAAP Net Profit	$16.9M	$11.0M	$15.5M
Non-GAAP Earnings Per Diluted Share (EPS)	$0.21	$0.14	$0.20

Total stock-based compensation expense included in Q1 11 was $4.3 million compared to $3.9 million in Q4 10 and compared to $3.5 million in Q1 10. Stock based compensation expense included in GAAP gross margin was $0.5 million in Q1 11 and $0.4 million in Q4 10 and Q1 10. Stock-based compensation expense included in GAAP operating expense in Q1 11 was $3.8 million compared to $3.5 million in Q4 10, and $3.0 million in Q1 10.

Liquidity and Capital Resources

As of March 31, 2011, Align Technology had $322.6 million in cash, cash equivalents, and marketable securities compared to $312.4 million as of December 31, 2010.

Key Business Metrics

The following table highlights business metrics for Align Technology's first quarter of 2011. Additional historical information is available on the Company's website at http://investor.aligntech.com.

Revenue by Channel ($M):	Q1 11	% of Total Revenue	Q1 11/Q4 10 % Change
North American Orthodontists	$35.0	33.4%	21.1%
North American GP Dentists	$39.3	37.4%	16.1%
International	$25.2	24.0%	1.4%
Non-case Revenue*	$5.4	5.2%	1.3%
Total Revenue	$104.9	100%	12.9%

Revenue by Product ($M):	Q1 11	% of Total Revenue	Q1 11/Q4 10 % Change
Invisalign Full	$71.1	67.8%	9.6%
Invisalign Express/Lite	$10.1	9.6%	20.7%
Invisalign Teen	$11.9	11.3%	11.7%
Invisalign Assist	$6.4	6.1%	72.0%
Non-case Revenue*	$5.4	5.2%	1.3%
Total Revenue	$104.9	100%	12.9%
*includes training, ancillary products, and retainers

Cases Shipped by Channel:	Q1 11	% of Total Revenue	Q1 11/Q4 10 % Change
North American Orthodontists	26,890	37.7%	22.6%
North American GP Dentists	28,290	39.6%	11.9%
International	16,190	22.7%	(0.6%)
Total Cases Shipped	71,370	100%	12.4%

Cases Shipped by Product:	Q1 11	% of Total Revenue	Q1 11/Q4 10 % Change
Invisalign Full	48,110	67.4%	9.7%
Invisalign Express/Lite	10,500	14.7%	18.3%
Invisalign Teen	7,930	11.1%	14.2%
Invisalign Assist	4,830	6.8%	26.9%
Total Cases Shipped	71,370	100%	12.4%

Average Selling Price (ASP), as billed:	Q1 11
Total Worldwide Blended ASP	$1,395
International ASP	$1,555
Number of Doctors Cases were Shipped to:	Q1 11
North American Orthodontists	4,150
North American GP Dentists	10,250
International	4,150
Total Doctors Cases were Shipped to Worldwide	18,550

Doctor Utilization Rates*:	Q1 11	Q4 10	Q1 10
North American Orthodontists	6.5	5.6	5.5
North American GP Dentists	2.8	2.6	2.6
International	3.9	3.9	3.7
Total Utilization Rate	3.9	3.6	3.5
* Utilization = # of cases shipped/# of doctors to whom cases were shipped

Number of Doctors Trained Worldwide:	Q1 11	Cumulative
North American Orthodontists	75	9,345
North American GP Dentists	715	37,835
International	165	17,600
Total Doctors Trained Worldwide	955	64,780

Total Invisalign Patients (cases shipped):	Q1 11	Cumulative
Number of Patients Treated or in Treatment (cases)	71,370	1,496,890

Cadent Acquisition

On March 29, 2011 Align Technology, Inc. announced that it signed a definitive agreement to acquire privately-held Cadent Holdings, Inc. (Cadent), a leading provider of 3D digital scanning solutions for orthodontics and dentistry based in Carlstadt, New Jersey. Cadent strengthens Align's ability to drive adoption of Invisalign by integrating Invisalign treatment more fully with mainstream tools and procedures in doctors' practices. The combination of the two companies will help accelerate the use of intra-oral scanning in the dental industry by leveraging Align's global sales reach, extensive professional and consumer marketing capabilities and base of over 55 thousand ClinCheck software users. As part of an ongoing program to evaluate interoperability of intra-oral scanning systems for future use with Invisalign treatment, Align is in final beta tests with Cadent's systems and expects to announce interoperability for their scanners in the second quarter of 2011.Under the terms of the agreement, the Company will pay approximately $190 million in cash in exchange for all shares of Cadent. On April 13, the Company received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act) with respect to its proposed acquisition of Cadent Holdings, Inc. The acquisition of Cadent, announced on March 29, remains subject to other customary closing conditions. The Company expects the transaction to close in late April or early May 2011.

Q2 Fiscal 2011 Business Outlook for Align Technology Only (Excludes Acquisition of Cadent)

For the second quarter of fiscal 2011 (Q2 11), Align Technology expects net revenues to be in a range of $106.5 million to $110.5 million. GAAP earnings per diluted share for Q2 11 is expected to be in a range of $0.13 to $0.15. A more comprehensive business outlook is available following the financial tables of this release.

Align Web Cast and Conference Call

Align Technology will host a conference call today, April 20, 2011 at 4:30 p.m. ET, 1:30 p.m. PT, to review its first quarter fiscal 2011 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 369895 followed by #. The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 5:30 p.m. ET on May 3, 2011.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Today, the Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express, and Vivera Retainers.

To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com.

About non-GAAP Financial Measures

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit, and non-GAAP earnings per share, which exclude, as applicable, royalties associated with the settlement with Ormco, the impacts of litigation settlements, acquisition-related costs and any related tax effects. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned "Business Outlook Summary" included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance". Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures, revenues and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the second quarter of 2011, including anticipated revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash, whether and when the transactions contemplated by the merger agreement with Cadent will be consummated, as well as the expected timing of interoperability for Cadent scanners. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, continued customer demand for Invisalign and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of Invisalign by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, the loss of key personnel, the timing of completion of the Cadent acquisition, and the satisfaction of the various conditions to the closing of the Cadent acquisition. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the Securities and Exchange Commission on February 26, 2011. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2011	March 31, 2010

Net revenues	$ 104,856	$ 90,090

Cost of revenues	22,630	20,380

Gross profit	82,226	69,710

Operating expenses:
Sales and marketing	32,821	27,946
General and administrative	18,992	14,951
Research and development	9,390	6,116
Total operating expenses	61,203	49,013

Profit from operations	21,023	20,697

Interest and other income (expense), net	89	(553)

Profit before income taxes	21,112	20,144

Provision for income taxes	5,271	5,214

Net profit	$ 15,841	$ 14,930

Net profit per share
- basic	$ 0.21	$ 0.20
- diluted	$ 0.20	$ 0.19

Shares used in computing net profit per share
- basic	76,844	75,166
- diluted	79,361	77,597

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2011	December 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$ 308,608	$ 294,664
Restricted cash	7,991	--
Marketable securities, short-term	8,328	8,615
Accounts receivable, net	73,904	65,430
Inventories	2,867	2,544
Other current assets	16,243	17,358
Total current assets	417,941	388,611

Marketable securities, long-term	5,615	9,089
Property and equipment, net	30,722	30,684
Goodwill and intangible assets, net	1,966	2,666
Deferred tax asset	38,024	42,439
Other long-term assets	2,714	3,454

Total assets	$ 496,982	$ 476,943

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 6,594	$ 7,768
Accrued liabilities	44,201	51,358
Deferred revenue	37,199	33,848
Total current liabilities	87,994	92,974

Other long term liabilities	6,883	6,222

Total liabilities	94,877	99,196

Total stockholders' equity	402,105	377,747

Total liabilities and stockholders' equity	$ 496,982	$ 476,943

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010

GAAP Gross profit	$ 82,226	$ 71,756	$ 69,710
Ormco royalties	--	--	827
Non-GAAP Gross profit	$ 82,226	$ 71,756	$ 70,537

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010

GAAP Operating expenses	$ 61,203	$ 56,986	$ 49,013
Litigation settlement	--	(1,239)	--
Acquisition related transaction costs	(1,481)	--	--
Non-GAAP Operating expenses	$ 59,722	$ 55,747	$ 49,013

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010

GAAP Profit from operations	$ 21,023	$ 14,770	$ 20,697
Ormco royalties	--	--	827
Litigation settlement	--	1,239	--
Acquisition related transaction costs	1,481	--	--
Non-GAAP Profit from operations	$ 22,504	$ 16,009	$ 21,524

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010

GAAP Net profit	$ 15,841	$ 9,905	$ 14,930
Ormco royalties	--	--	827
Litigation settlement	--	1,239	--
Acquisition related transaction costs	1,481	--	--
Tax effect on non-GAAP adjustments	(379)	(179)	(216)
Non-GAAP Net profit	$ 16,943	$ 10,965	$ 15,541

Diluted Net profit per share:
GAAP	$ 0.20	$ 0.13	$ 0.19
Non-GAAP	$ 0.21	$ 0.14	$ 0.20

Shares used in computing diluted GAAP net profit per share	79,361	78,724	77,597
Shares used in computing diluted non-GAAP net profit per share	79,361	78,724	77,597

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.
The outlook figures provided below are for Align's business only.

Financials
(in millions, except per share amounts and percentages)

Q2 2011

	GAAP	Adjustment	(a)	Non-GAAP

Net Revenue	$106.5 - $110.5			$106.5 - $110.5

Gross Profit	$83.0 - $86.8			$83.0 - $86.8

Gross Margin	78.0% - 78.5%			78.0% - 78.5%

Operating Expenses	$68.1 - $69.1	$5.7	(a)	$62.4 - $63.4

Operating Margin	14.0% - 16.0%			19.4% - 21.1%

Net Income per Diluted Share	$0.13 - $0.15	$0.06		$0.19 - $0.21

Stock Based Compensation Expense:
Cost of Revenues	$0.5			$0.5
Operating Expenses	$4.5			$4.5
Total Stock Based Compensation Expense	$5.0			$5.0

(a) Cadent related transaction costs

Business Metrics:
Q2 2011
Case Shipments	72.5K - 75.0K
Cash	$340M - $345M
Capex	$3.0M - $5.0M
Depreciation & Amortization	$2.0M - $3.0M
Diluted Shares Outstanding	81M

Full Year 2011:	FY 2011

Diluted Shares Outstanding	81M
CONTACT: Investor Relations Contact
         Shirley Stacy
         Align Technology, Inc.
         (408) 470-1150
         sstacy@aligntech.com

         Press Contact
         Shannon Mangum Henderson
         Ethos Communication, Inc.
         (678) 261-7803
         align@ethoscommunication.com